Q4 FY 2023 Supplemental Slides

2Q4 FY23 Supplemental Slides October 12, 2023 This presentation contains forward-looking statements within the meaning of the federal securities laws with respect to general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments, demand for our products, shipment volumes, metal margins, the ability to operate our steel mills at full capacity, future availability and cost of supplies of raw materials and energy for our operations, share repurchases, legal proceedings, construction activity, international trade, the impact of the Russian invasion of Ukraine, capital expenditures, tax credits, our liquidity and our ability to satisfy future liquidity requirements, estimated contractual obligations, the expected capabilities and benefits of new facilities, the timeline for execution of our growth plan, and our expectations or beliefs concerning future events. The statements in this presentation that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management "expects," "anticipates," "believes," "estimates," "future," "intends," "may," "plans to," "ought," "could," "will," "should," "likely," "appears," "projects," "forecasts," "outlook" or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this presentation. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in our filings with the Securities and Exchange Commission, including, but not limited to, in Part I, Item 1A, "Risk Factors" of our annual report on Form 10-K for the fiscal year ended August 31, 2022 and Part II, Item 1A, “Risk Factors” of our most recent quarterly report on 10-Q, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; the impact of the Russian invasion of Ukraine on the global economy, inflation, energy supplies and raw materials; increased attention to environmental, social and governance (“ESG”) matters, including any targets or other ESG or environmental justice initiatives; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; impacts from global public health crises on the economy, demand for our products, global supply chain and on our operations; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers' abilities to access credit and non-compliance with their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our share repurchase program; financial and non- financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions and realize any or all of the anticipated synergies or other benefits of acquisitions; the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; the impact of goodwill or other indefinite lived intangible asset impairment charges; the impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; our ability to hire and retain key executives and other employees; our ability to manage the transition to a new chief executive officer; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; our ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots. Forward-Looking Statements

3 Q4 FY23 Supplemental Slides October 12, 2023 Leading positions in core products and geographies Focused strategy that leverages capabilities, competitive strengths, and market knowledge Strong balance sheet and cash generation provide flexibility to execute on strategy Vertical structure optimizes returns through the entire value chain Disciplined capital allocation focused on maximizing returns for our shareholders Increasing Shareholder Value....With a Winning Formula

Key Takeaways From Today's Call

✓ ***Strong fourth quarter financial results***
- Core EBITDA among the best quarters in CMC history
- Resilient North America segment achieved year-over-year growth in adjusted EBITDA for the eleventh consecutive quarter (excluding Q2 2022 gain on CA land sale)

✓ ***Current North America market dynamics remain good, though softer than recent record periods; Europe continues to be challenged***

✓ ***Successful Arizona 2 operational commissioning***
- Currently focused on ramping-up production levels

✓ ***Positive North America long-term fundamentals remain intact, supported by infrastructure spending programs and outlook for large-scale industrial projects***

✓ ***Expect first quarter financial performance to decline sequentially***
- Europe anticipated to receive $60 million related to government rebate programs

✓ ***Solid financial position***
- Balance sheet strength and cash flow profile continue to provide capital allocation flexibility

$184 million	**$1.56**	**$340** million
Q4 Net Earnings	Q4 Diluted EPS	Q4 Core EBITDA[1]
$200 million	**$1.69**	**15.2%**
Q4 Adjusted Earnings[1]	Q4 Adjusted EPS[1,2]	Q4 Annualized ROIC[1]

1 Core EBITDA , annualized return on invested capital, adjusted earnings, and adjusted EPS are non-GAAP financial measures. For definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document
2 Adjusted EPS is on a per diluted share basis

Q4 FY23 Supplemental Slides
October 12, 2023
4

5 ➢ Record employee safety performance − OSHA recordables and incident rate improved from FY 2022 ➢ Core EBITDA of $1.46 billion was the second best ever; down only 6% from the record set in FY 2022 ➢ Record cash flow from operating activities of $1.3 billion − Free cash flow1 also reached a new record ➢ Significant progress executing CMC’s strategic growth plan − Construction of Arizona 2 was completed; currently ramping up production − Improved earnings contribution from Tensar platform − Executed six strategic bolt-on acquisitions valued at $235 million that broaden and deepen CMC’s commercial portfolio and strengthen its operations − Initial construction activity commenced at Steel West Virginia ➢ Reduced indebtedness by nearly $350 million, compared to FY 2022 year end − Repurchased $116 million of senior notes due May 2023 through tender offer; repaid remaining $214 million at maturity Fiscal Year 2023 Accomplishments 1 Free cash flow is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document Q4 FY23 Supplemental Slides October 12, 2023

6 Continued Progress in Keeping Our People Safe 1.6 1.5 1.5 1.5 1.3 1 1.1 1.2 1.3 1.4 1.5 1.6 1.7 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 4.1 0.8 BLS CMC 2.1 1.33 BLS CMC 3.9 1.38 BLS CMC Total Recordable Incident Rate by Line of Business North America Recycling North America Mills North America Downstream CMC performs better than our industry 114 CMC facilities with ZERO incidents in FY 2023CMC Total Recordable Incident Rate by Year Performance improved in FY 2023 while adding facilities and people Note: BLS stands for the U.S. Bureau of Labor Statistics Q4 FY23 Supplemental Slides October 12, 2023

7 1,460 – 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Core EBITDA Core EBITDA Margin 61 0 50 100 150 200 250 300 350 400 0 50 100 150 200 250 300 350 400 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Europe Adjusted EBITDA Per Ton of Finished Steel Shipped 1,455 0 50 100 150 200 250 300 350 400 0 250 500 750 1,000 1,250 1,500 1,750 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Gain on CA land sale NA Segment EBITDA (ex CA land sale) Per Ton of Finished Steel Shipped FY 2023 Was a Strong Year of Financial Performance A d ju s te d E B IT D A ( $ m ill io n s ) A d ju s te d E B IT D A ( $ m ill io n s ) $ p e r to n $ p e r to n Annual North America Segment Adjusted EBITDA Annual Europe Segment Adjusted EBITDA Annual Consolidated Core EBITDA C o re E B IT D A ( $ m ill io n s ) % o f R e ve n u e Return on Invested Capital 17.9% FY ‘23 3.8% FY ‘17 Total Shareholder Equity per Share1 $35.37 FY ‘23 $12.10 FY ‘17 Up nearly 5x from six years ago 192% increase in equity per common share [1] Total shareholder equity per share defined as year-end total stockholder equity divided by year-end common shares outstanding as reported on the Company’s balance sheet Q4 FY23 Supplemental Slides October 12, 2023

8 6.5 7.0 7.5 8.0 8.5 9.0 9.5 10.0 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 LTM to July Market Environment in North America Remains Supportive ➢ Dodge Momentum Index continued to expand year-over-year during CMC’s Q4, pointing toward growth in the pipeline for private non-residential construction ➢ State transportation awards increased 18% calendar year-to-date through July, and were up 43% from the same period in 2021 ➢ CMC’s new project bid volumes align with external indicators. The flow of new work into the project pipeline remains robust ➢ A slower rate of converting new bids into awards has reduced CMC’s downstream backlog year-over-year; tight labor markets and higher lending standards have played a role [1] Data as of the following dates: Dodge Momentum Index, three months ended August 2023; Highway and Street spending, three months ended August 2023; State Transportation Contract Awards, calendar year-to-date to July 2023; CMC indicators for Q4 FY 2023 [2] Data from Steel Manufacturers’ Association [3] Data from U.S. Census Bureau’s Construction Spending Report [4] Data from the American Road and Transportation Builders’ Association [5] Measure equals North America external rebar shipments from mills plus shipments of downstream products Dodge Momentum Index1 15% y/y Highway and Street Spending1,3 16% y/y CMC New Project Bid Volumes 27% y/y Downstream Backlog Value 8% y/y Near-Term Market Outlook – Key Construction Indicators1 External Indicators Internal Indicators R e b a r C o n s u m p ti o n ( m ill io n t o n s ) U.S. Rebar Consumption at Historically Strong Levels2 (trailing 12-month basis) State Transportation Contract Awards1,4 18% y/y Total CMC NA Rebar Shipments 6% y/y5 2014 to 2019 Avg ➢ Domestic rebar consumption remained within a range of 8.2 million and 8.8 million tons prior to the pandemic (2014 to 2019) ➢ Structural trends have increased rebar consumption to 5% to 10% above pre-pandemic levels, with more potential upside ahead from infrastructure investment, the construction of major re-shoring projects, and transition to renewable energy sources Q4 FY23 Supplemental Slides October 12, 2023

9 Long-Term Outlook Supported by Powerful Structural Trends [1] Rebar consumption data for calendar 2021 from Concrete Reinforcing Steel Institute [2] Rebar intensities equal to consumption by market segment per Concrete Reinforcing Steel Institute divided by total construction spending by market segment per the U.S. Census Bureau Breakdown of U.S. Rebar Consumption1 and Potential Influences on Demand The outlook for rebar consumption is supported by significant structural trends, strong corporate balance sheets, and meaningful levels of federal funding The construction end markets receiving increased levels of investment are the most rebar-intensive and least sensitive to interest rates and bank lending 3.6 5.2 26.4 0 10 20 30 Residential Non-Res Infrastructure Rebar Consumption Intensities2 (5-yr avg: tons of rebar consumed per $ million of value put-in-place) 3 5 % h ig h in te re s t ra te s e n s it iv it y 6 5 % l o w t o m o d e ra te in te re s t ra te s e n s it iv it y 5 5 % o f re b a r c o n s u m p ti o n t o b e n e fi t d ir e c tl y fr o m f e d e ra l l e g is la ti o n Highways Sewer and waste Other public Commercial and Industrial Public Utilities Educational Healthcare Office Other non-residential Single-family housing Other residential 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $250B Federal Support for Green Energy from the Inflation Reduction Act CHIPS Act and re-shoring; ~$465B in major projects announced across semiconductors, electric vehicles, and EV batteries Infrastructure Investment and Jobs Act provides $550B in federal funding over five years; expected to create 1.5 million tons of rebar consumption at full run-rate Residential inventories for sale are structurally low in most geographic markets. Despite higher interest rates, average monthly housing starts since July 2022 have been above pre- pandemic levels Less than 10% of rebar consumption is unsupported by structural factors and at high-risk from tighter lending standards R e b a r C o n s u m p ti o n b y E n d M a rk e t (% o f 2 0 2 1 T o ta l) End Markets Residential Private Non-Residential Public Infrastructure Q4 FY23 Supplemental Slides October 12, 2023

Construction Activity is At The Heart of U.S. Economic Realignment

Successive crises of pandemic, supply chain failures, and geopolitical shocks, as well as government support for the transition to green energy, have launched significant structural adjustments.

INFRASTRUCTURE INVESTMENT

- 2021 Infrastructure Investment and Jobs Act (IIJA) significantly increases federal support for infrastructure investment
  - Estimated to increase annual rebar demand by 1.5 million tons at full run-rate

Dodge Analytics Infrastructure Design-Phase Index	FY 2024 State DOT Highway Budgets[1]
+650% Y/Y (trailing 3-mo)	**+13%** vs. prior year

RESHORING AND SUPPLY CHAIN REALIGNMENT

- Overseas supply chain failures and direct government support have stimulated a massive amount of investment across multiple industries
- Automakers are investing for a long-term transition to electric vehicles

Semiconductor & Supporting Investments[2]	Electric Vehicle and Battery Plants[3]
69 projects	124 projects
$315 billion	>$150 billion

ENERGY TRANSITION

- Direct government support is stimulating significant investments in clean energy generation, as well as manufacturing facilities to produce utility scale batteries, wind turbines, and solar panels

Clean Energy Generation Investments[4]	Manufacturing Facilities for Clean Energy[4]
~$150 billion announced in 12 months to August 2023	**~$22 billion** announced in 12 months to August 2023

Government Support for Investment

- **$550** billion from IIJA
- **$52** billion CHIPS Act
- **$12** billion DOE loans
- Funding from IRA
- **$250** billion Inflation Reduction Act

The trends highlighted above have the potential to support rebar demand for years to come. Investments are being driven by necessity and the availability of government funding, making them less interest rate sensitive than traditional non-residential markets such as office, retail, and lodging.

[1] Data from American Road and Transportation Builders' Associations
[2] Data from Semiconductor Industry Association
[3] Data from Environmental Defense Fund
[4] Data from American Clean Power Association

CMC
Q4 FY23 Supplemental Slides
October 12, 2023
10

Europe Market Environment is Challenging

Lackluster demand and compressed margins negatively impacted fourth quarter results for CMC's Europe segment.

Recent Market Developments

Demand

▼ Manufacturing
Germany and Poland PMIs below 50 for 15 consecutive months[1]

▼ Construction
Housing units under construction down 5% y/y[2]

▼ Construction
Polish cement production down 10% y/y[2]

Supply

▲ Long Product Production
Polish long steel production down ~13% y/y[2]

– Long Product Imports
EU and Polish imports down y/y[3]

Costs

▲ Energy Costs
Natural gas purchase contracts reprice Oct 1; will reduce cost per ton by $15 to $20

▲ Energy Rebates
Expect to receive $60M in rebates as reimbursement for high energy related costs incurred

▲ Cost Position
CMC remains one of the lowest cost long products producers in Europe

Macroeconomic Backdrop

▲ Interest Rates
Central bank has reduced rates by 100bps since early Sep to stimulate growth

▼ Inflation
Inflation is down from its 2023 peak y/y change of 18.4%, but remains high at 8.2%

▲ Currency Valuation
Zloty has weakened against USD and EUR, making imported steel more expensive

Conditions are currently challenging, but green shoots and potential catalysts exist. These include a mortgage subsidy program for first-time homebuyers and the potential release of €35 billion to Poland from the EU Recovery and Resilience fund.

[1] Data from S&P Global manufacturing PMI report
[2] Data from Statistics Poland for periods matching CMC's Q4 2022 and Q4 2023
[3] Data from Eurofer and Statistics Poland

Q4 FY23 Supplemental Slides
October 12, 2023 11

Q4 Operational Update

Performance Drivers

- Downstream product margins over scrap[1] expanded significantly compared to the prior year period
  - Improved by approximately $170 per ton y/y
- North America finished steel volumes reflected good underlying demand levels; shipments increased slightly year-over-year
- North America steel product margins decreased y/y, primarily driven by lower steel pricing that has been negatively impacted by increased competition from imports
- North America controllable costs per ton of finished steel declined year-over-year as a result of lower per-unit costs for key consumables and reduced freight rates, which more than offset costs related to the commissioning of Arizona 2 and a planned outage at CMC's Southeastern merchant bar mill
- Europe segment results negatively impacted year-over-year by a lower steel pricing environment, a reduction in shipments, and higher energy costs
  - Steel product margin over scrap declined $169 per ton from a year ago
  - Energy costs increased by ~$35 per ton y/y
- Market environment in Europe was very challenging during the fourth quarter and expected to be difficult into FY 2024
  - Demand negatively impacted by slowing Polish construction activity and sluggish European economic activity

Outlook

- Q1 consolidated financial results are expected to be strong, although down from Q4
- Segment adjusted EBITDA in North America expected to decline sequentially due to metal margin erosion and seasonally slower shipment levels
- Challenging market conditions to persist in Europe
- Europe operations anticipated to receive approximately $60 million from two large government rebate programs, which should drive a sequential improvement in segment adjusted EBITDA

[1] Downstream Product Margin Over Scrap equals Average Selling Price minus cost of ferrous scrap utilized during the prior quarter

CMC
Q4 FY23 Supplemental Slides
October 12, 2023 12

13 419 340 5 (90) (6) 12 0 50 100 150 200 250 300 350 400 450 500 550 Q4 Consolidated Operating Results Q4 ’22 Q1 ’23 Q2 ’23 Q3 ’23 Q4 ’23 External Finished Steel Tons Shipped1 1,560 1,559 1,408 1,598 1,538 Core EBITDA2 $419,021 $424,985 $302,788 $391,718 $340,029 Core EBITDA per Ton of Finished Steel Shipped2 $269 $273 $215 $245 $221 Adjusted Earnings2 $294,924 $266,192 $171,319 $239,729 $199,859 Performance Summary Units in 000’s except per ton amounts • $16.1 million in costs related to commissioning activities at Arizona 2 mill project • $3.7 million impairment charge related to a downstream location Non-Operating Adjustments Figures are pre-tax for Q4 2023 [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Core EBITDA, Core EBITDA per ton of finished steel shipped, and adjusted earnings are non-GAAP measures. For reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Core EBITDA Bridge – Q4 2022 to Q4 2023 $ Millions Q4 FY23 Supplemental Slides October 12, 2023

14 327 327 (4) (40) 21 23 200 225 250 275 300 325 350 Q4 '22 Adj EBITDA per Ton Raw Materials Steel Products Downstream Controllable Cost & Other Q4 '23 Adj EBITDA per Ton 327 348 308 344 327 876 1,012 1,093 1,106 1,045 717 695 639 595 594 0 50 100 150 200 250 300 350 400 0 200 400 600 800 1,000 1,200 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Adjusted EBITDA per Ton of Finished Steel Shipped Downstream Products Margin Over Scrap (1 Qtr Lag) Steel Products Margin Over Scrap Key Performance Drivers Q4 2023 vs Q4 2022 Q4 North America Q4 ’22 Q1 ‘23 Q2 ‘23 Q3 ’23 Q4 ’23 External Finished Steel Tons Shipped[1] 1,132 1,086 972 1,169 1,149 Adjusted EBITDA $370,516 $377,956 $299,311 $402,175 $375,312 Adjusted EBITDA per Ton of Finished Steel Shipped $327 $348 $308 $344 $327 Adjusted EBITDA Margin 18.5% 20.8% 18.2% 20.2% 19.7% Performance Summary Units in 000’s except per ton amounts • Increased downstream product margins over scrap − Up approximately $170 per ton2 y/y − Full value chain profitability on sales of downstream products above long-term average • Improved controllable costs per ton of finished steel shipped − Lower per unit input costs and reduced freight rates more than offset costs related to Arizona 2 commissioning and planned upgrade outage at Southeastern merchant mill • Contribution from Tensar ($18.2 million of EBITDA; up $8.6 million y/y) • Lower steel product margins over scrap cost negatively impacted y/y performance [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Downstream Product Margin Over Scrap equals Average Selling Price minus cost of ferrous scrap utilized during the prior quarter [3] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized North America – Key Margins $ / ton S P a n d D P M a rg in O ve r S c ra p A d ju s te d E B IT D A p e r to n Adjusted EBITDA Per Ton Bridge – Q4 2022 to Q4 2023 $ / ton of external finished steel shipped [2] [3] [2] Margin Over Scrap Cost Q4 FY23 Supplemental Slides October 12, 2023

15 0 50 100 150 200 250 300 350 NA Steel Product Margin Premium to Europe FY 2019 to FY 2022 Average 453 426 367 326 284 150 136 30 22 (66) (100) 0 100 200 300 400 500 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Steel Products Margin Over Scrap Adjusted EBITDA per Ton Key Performance Drivers Q4 2023 vs Q4 2022 Q4 Europe Q4 ’22 Q1 ’23 Q2 ’23 Q3 ’23 Q4 ’23 External Finished Steel Tons Shipped[1] 428 473 436 429 389 Adjusted EBITDA $64,096 $64,505 $12,949 $9,618 ($25,719) Adjusted EBITDA per Ton of Finished Steel Shipped $150 $136 $30 $22 ($66) Adjusted EBITDA Margin 15.5% 15.9% 3.6% 2.7% (8.5%) Performance Summary Units in 000’s except per ton amounts • Margins over scrap declined from the prior year period − Down $169 per ton y/y • Shipment volumes declined 9% from the prior year period • Energy costs increased compared to the prior year period Europe – Key Margins $ / ton Average Steel Product Margin Over Scrap Differential to North America $ / ton [2] Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized M a rg in O ve r S c ra p & A d ju s te d E B IT D A N A m a rg in m in u s E u ro p e m a rg in Q4 FY23 Supplemental Slides October 12, 2023

16 2 31 Disciplined Capital Allocation Strategy CMC Capital Allocation Priorities: $350 million share repurchase program ($87 million remaining) Quarterly dividend of $0.16 per share (last increased 14% in Q4 2022) Shareholder Cash Distribution Programs in Place Value-Generating Growth Shareholder Distributions Debt Management CMC will prudently allocate capital while maintaining a strong and flexible balance sheet Q4 FY23 Supplemental Slides October 12, 2023 [1] Equal to net earnings plus adjustments to reconcile net earnings to net cash flows from operating activities • Cash flow from earnings • Working capital release 2023 Sources of Cash (all figures in $ millions) $1,195 from cash flow from earnings1 $149 from working capital release $1,344 cash flow from operating activities • Sustaining capex, including key equipment replacement projects • Growth − Completion of Arizona 2 greenfield project − Initial investments in CMC Steel WV − Opportunistic M&A • Cash distributions to shareholders − Share repurchases − Cash dividends • Debt reduction via repayment of 2023 senior notes 2023 Uses of Cash (all figures in $ millions) $607 for capital expenditures $235 for opportunistic M&A $176 for shareholder distributions $390 for long-term debt repayment $1,408 of capital deployment

17 $5 $37 $2 $141 $155 $279 $380 $1,270 $911 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Cash Generation Profile Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders 1 (in millions) CMC’s cash flow capabilities have been greatly enhanced through our strategic transformation FY 2024 capital expenditures expected in a range of $550 million to $600 million Source: Public filings, Internal data [1] Adjusted EBITDA less Sustaining Capital Expenditures and Disbursements to Stakeholders is a non-GAAP financial measure. For reconciliations of non- GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Gain on California land sale Q4 FY23 Supplemental Slides October 12, 2023

18 $61 $129 $200 $599 $592 $300 $300 $300 $145 $600 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2047 Balance Sheet Strength [1] 2047 tax-exempt bonds were priced to yield 3.5%; coupon rate is 4.0% Revolver Term Loan Poland Credit Facilities (US$ in millions) Revolving Credit Facility 4.125% Notes Cash and Cash Equivalents 3.875% Notes Debt maturity profile provides strategic flexibility Debt Maturity Profile Q4 FY’23 Liquidity (US$ in millions) 4.375% Notes 4.0% Bond1 Poland Accounts Receivable Facility Q4 FY23 Supplemental Slides October 12, 2023

19 2 .0 x 3 .8 x 3 .9 x 3 .2 x 2 .5 x 1 .9 x 1 .6 x 1 .2 x 0 .9 x 1 .1 x 1 .2 x 1 .0 x 0 .8 x 0 .7 x 0 .5 x 0 .7 x 0 .5 x 0 .4 x 0 .5 x 0 .5 x 0 .4 x NM 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x 2 5% 4 5% 4 6% 4 2% 3 7% 3 3% 3 2% 2 4% 1 8% 2 1% 2 2% 2 0% 1 7% 1 8% 1 4% 2 4% 1 7% 1 5% 1 5% 1 3% 1 1% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Source: Public filings, Internal data Notes: 1. Total debt is defined as long-term debt plus current maturities of long-term debt and short-term borrowings. 2. Net Debt is defined as total debt less cash & cash equivalents. 3. EBITDA depicted is adjusted EBITDA from continuing operations on a trailing 12-month basis. 4. Net debt-to-capitalization is defined as net debt on CMC’s balance sheet divided by the sum of total debt and stockholders’ equity. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Leverage Profile Financial strength gives us the flexibility to fund our announced projects, pursue opportunistic M&A, and distribute cash to shareholders Net Debt1,2 / EBITDA3 Net Debt-to-Capitalization4 Transformational rebar asset acquisition Tensar acquisition Construction of Arizona 2 Transformational rebar asset acquisition Tensar acquisition Construction of Arizona 2 Q4 FY23 Supplemental Slides October 12, 2023

REBAR ZERO WIRE ZERO MERCHANT ZERO POST ZERO

Clear Sustainability Leader

CMC plays a key role in the circular steel economy, turning society's metallic waste into the steel that forms the backbone of modern life

Scopes 1&2 Greenhouse Gas Emissions (GHG) Intensity



tCO2e per MT of steel
2.2
1.8
1.0
0.413
Integrated Average
Global Average
U.S. Average
CMC

Progress on 2030 Goals (2019 baseline[1])

Reduce our combined Scope 1 and 2 GHG emissions intensity by 20%	Increase our renewable energy usage by 12%	Reduce our energy consumption intensity by 5%	Reduce our water withdrawal intensity by 8%
69% Of goal	53% Of goal	82% Of goal	22% Of goal

Scopes 1-3 GHG Emissions Intensity



tCO2e per MT of steel
1.91
0.67
Global Industry
CMC

Energy Intensity



GJ per MT of steel
21.31
3.86
Global Industry
CMC

Water Withdrawal Intensity



Cubic meter per MT of steel
28.60
1.13
Global Industry
CMC

Virgin Materials Used in Steelmaking



% of steel content
69%
2%
Global Industry
CMC

ONE CMC

ACCOUNTABILITY FOR OUR ACTIONS

RESPECT FOR OUR ENVIRONMENT

ACTING WITH INTEGRITY

[1] Represents progress on environmental goals as of fiscal year 2022, compared to fiscal year 2019

Note: GHG emissions statistics for CMC include only steel mill operations, which represents over 95% of CMC's emissions footprint

Sources: CMC 2022 Sustainability Report; virgin material content for industry based on data from Bureau of International Recycling; all other industry data sourced from the World Steel Association

CMC Q4 FY23 Supplemental Slides | October 12, 2023 20

© CMC Appendix: Non-GAAP Financial Reconciliations

Adjusted EBITDA and Core EBITDA

Figures in thousand $	3 MONTHS ENDED					12 MONTHS ENDED						
	8/31/2023	5/31/2023	2/28/2023	11/30/2022	8/31/2022	8/31/2023	8/31/2022	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017
Net earnings from continuing operations	$184,166	$233,971	$179,849	$261,774	$288,630	$859,760	$1,217,262	$412,865	$278,302	$198,779	$135,237	$50,175
Interest expense	8,259	8,878	9,945	13,045	14,230	40,127	50,709	51,904	61,837	71,373	40,957	44,151
Income taxes	53,742	76,099	55,641	76,725	49,991	262,207	297,885	121,153	92,476	69,681	30,147	15,276
Depreciation and amortization	61,302	55,129	51,216	51,183	49,081	218,830	175,024	167,613	165,749	158,652	131,508	124,490
Amortization of acquired unfavorable contract backlog	–	–	–	–	–	–	–	(6,035)	(29,367)	(74,784)	–	–
Asset impairments	3,734	1	36	9	453	3,780	4,926	6,784	7,611	384	14,372	1,730
Adjusted EBITDA[1]	$311,203	$374,078	$296,687	$402,736	$402,385	$1,384,704	$1,745,806	$754,284	$576,608	$424,085	$352,221	$235,822
Non-cash equity compensation	16,529	10,376	16,949	16,675	9,122	60,529	46,978	43,677	31,850	25,106	24,038	21,469
Loss on debt extinguishment	–	–	–	–	–	–	16,052	16,841	1,778	–	–	22,672
Gain on sale of assets	–	–	–	–	–	–	(273,315)	(10,334)	–	–	–	–
Facility closure	–	–	–	–	–	–	–	10,908	11,105	–	–	–
Acquisition settlement	–	–	–	–	–	–	–	–	32,123	–	–	–
Labor cost government refund	–	–	–	–	–	–	–	(1,348)	(2,985)	–	–	–
New Markets Tax Credit	–	–	(17,659)	–	–	(17,659)	–	–	–	–	–	–
Acquisition and integration related costs and other	–	–	–	–	1,008	–	8,651	–	–	41,958	25,507	–
Purchase accounting effect on inventory	–	–	–	–	6,506	–	8,675	–	–	10,315	–	–
Mill operational commissioning costs[2]	12,297	7,264	6,811	5,574	–	31,946	–	–	–	–	13,471	–
CMC Steel Oklahoma incentives	–	–	–	–	–	–	–	–	–	–	(3,000)	–
Severance	–	–	–	–	–	–	–	–	–	–	–	8,129
Core EBITDA[1]	$340,029	$391,718	$302,788	$424,985	$419,021	$1,459,520	$1,552,847	$814,028	$650,479	$501,464	$412,237	$288,092
Shipments in thousand tons												
North America steel product shipments	758	787	661	704	700	2,910	2,830	3,050	2,816	2,699		
North America downstream shipments	391	382	311	382	432	1,466	1,558	1,537	1,635	1,632		
Europe steel product shipments	389	429	436	473	428	1,727	1,719	1,614	1,472	1,460		
Total finished steel shipments	1,538	1,598	1,408	1,559	1,560	6,103	6,107	6,201	5,923	5,791		
Adjusted EBITDA per ton of finished steel shipped	$202	$234	$211	$258	$258	$227	$286	$122	$97	$73		
Core EBITDA per ton of finished steel shipped	$221	$245	$215	$273	$269	$239	$254	$131	$110	$87		
Net sales	$2,209,228	$2,344,989	$2,018,003	$2,227,313	$2,407,065	$8,799,533	$8,913,481	$6,729,760	$5,476,486	$5,829,002	$4,643,723	$3,844,069
Core EBITDA Margin	15.4%	16.7%	15.0%	19.1%	17.4%	16.6%	17.4%	12.1%	11.9%	8.6%	8.9%	7.5%

[1] See page 28 for definitions of non-GAAP measures
[2] Net of depreciation

Q4 FY23 Supplemental Slides
October 12, 2023 22

23 Adjusted Earnings [1] See page 28 for definitions of non-GAAP measures Q4 FY23 Supplemental Slides October 12, 2023 12 MONTHS ENDED Figures in thousand $ 8/31/2023 5/31/2023 2/28/2023 11/30/2022 8/31/2022 8/31/2023 Net earnings from continuing operations $184,166 $233,971 $179,849 $261,774 $288,630 $859,760 Asset impairments 3,734 1 36 9 453 3,780 New Markets Tax Credit – – (17,659) – – (17,659) Acquisition and integration related costs and other – – – – 1,008 – Purchase accounting effect on inventory – – – – 6,506 – Mill operational commissioning costs 16,131 7,287 6,825 5,584 – 35,827 Total adjustments (pre-tax) $19,865 $7,288 ($10,798) $5,593 $7,967 $21,948 Tax impact Related tax effects on adjustments (4,172) (1,530) 2,268 (1,175) (1,673) (4,609) Total tax impact ($4,172) ($1,530) $2,268 ($1,175) ($1,673) ($4,609) Adjusted earnings1 $199,859 $239,729 $171,319 $266,192 $294,924 $877,099 Average diluted shares outstanding (thousands) 118,218 118,398 118,723 118,925 120,457 118,606 Adjusted earnings per diluted share $1.69 $2.02 $1.44 $2.24 $2.45 $7.40 3 MONTHS ENDED

24 3 MOS ENDED Figures in thousand $ 8/31/2023 Earnings before income taxes $237,908 Plus: interest expense 8,259 Plus: asset impairments 3,734 Plus: mill operational commissioning costs 16,131 Operating profit $266,032 Operating profit $266,032 Less: income tax at statutory rate1 66,508 Net operating profit after tax $199,524 Annualized net operating profit after tax $798,096 Assets $6,639,094 Less: cash and cash equivalents 592,332 Less: accounts payable 364,390 Less: accrued expenses and other payables 438,811 Invested capital $5,243,561 Annualized net operating profit after tax $798,096 Invested capital (average of Q4 2023 and Q3 2023 ending balance) $5,246,105 Annualized Return on Invested Capital 15.2% Annualized Return on Invested Capital – Q4 2023 Free Cash Flow for Q4 2023, FY 2023, and FY 2022 [1] Federal statutory rate of 21% plus approximate impact of state level income tax [2] See page 28 for definitions of non-GAAP measures Q4 FY23 Supplemental Slides October 12, 2023 3 MONTHS ENDED 9 MONTHS ENDED Figures in thousand $ 8/31/2023 8/31/2023 8/31/2022 5/31/2023 Net cash flows from operating activities $409,424 $1,344,103 $700,309 $934,679 Less: capital expenditures (166,923) (606,665) (449,988) (439,742) Free cash flow $242,501 $737,438 $250,321 $494,937 12 MONTHS ENDED 2 2 2

25 FISCAL QUARTERS FISCAL QUARTERS Figures in thousand $ 8/31/2023 8/31/2017 Q4 2023 Q3 2023 Q2 2023 Q1 2023 Q4 2022 Q4 2017 Q3 2017 Q2 2017 Q1 2017 Q4 2016 Earnings before income taxes $1,121,967 $55,611 $237,908 $310,070 $235,490 $338,499 $338,621 ($45,551) $51,898 $40,355 $8,909 ($12,061) Plus: interest expense 40,127 44,118 8,259 8,878 9,945 13,045 14,230 5,939 12,448 12,439 13,292 12,563 Plus: acquisition and integration related costs – – – – – – 1,008 – – – – – Plus: loss on extinguishment of debt – 22,672 – – – – – 22,672 – – – – Plus: mill operational commissioning costs 35,827 – 16,131 7,287 6,825 5,584 – – – – – – Plus: asset impairments 3,780 8,238 3,734 1 36 9 453 7,616 69 91 462 39,952 Plus: purchase accounting effect on inventory – – – – – – 6,506 – – – – – Less: New Markets Tax Credit (17,659) – – – (17,659) – – – – – – – Less: (gain)/ loss on sale of assets – – – – – – 684 – – – – – Operating profit - adjusted $1,184,042 $130,639 $266,032 $326,236 $234,637 $357,137 $361,502 ($9,324) $64,415 $52,885 $22,663 $40,454 Operating profit - adjusted $1,184,042 $130,639 Less: income tax at statutory rate1 288,906 45,724 Net operating profit after tax $895,136 $84,915 Assets $6,431,160 $6,639,094 $6,520,860 $6,484,851 $6,273,967 $6,237,027 $2,975,131 $3,274,599 $3,131,833 $3,002,580 $3,130,869 Less: cash and cash equivalents 585,290 592,332 475,489 603,966 582,069 672,596 252,595 275,778 395,546 465,167 517,544 Less: accounts payable $398,860 364,390 382,482 422,814 396,560 428,055 226,456 345,974 307,488 224,395 243,532 Less: accrued expenses and other payables 442,669 438,811 414,240 378,572 441,586 540,136 274,972 258,288 220,433 202,847 264,112 Invested capital $5,004,340 $2,207,977 $5,243,561 $5,248,649 $5,079,499 $4,853,752 $4,596,240 $2,221,108 $2,394,559 $2,208,366 $2,110,171 $2,105,681 Annualized net operating profit after tax $895,136 $84,915 Invested capital (average of 5 prior qtrs ending amounts) $5,004,340 $2,207,977 Return on Invested Capital 2 17.9% 3.8% 12 MONTHS ENDED Return on Invested Capital – FY 2023 and FY 2017 [1] Federal statutory rate of 21% plus approximate impact of state level income tax [2] See page 28 for definitions of non-GAAP measures Q4 FY23 Supplemental Slides October 12, 2023

Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders

Figures in thousand $	12 MONTHS ENDED 8/31/2023	8/31/2022	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017	8/31/2016	8/31/2015
Net earnings from continuing operations	$859,760	$1,217,262	$412,865	$278,302	$198,779	$135,237	$50,175	$62,001	$58,583
Interest expense	40,127	50,709	51,904	61,837	71,373	40,957	44,151	62,121	76,456
Income taxes	262,207	297,885	121,153	92,476	69,681	30,147	15,276	13,976	36,097
Depreciation and amortization	218,830	175,024	167,613	165,749	158,652	131,508	124,490	127,111	135,559
Asset impairments	3,780	4,926	6,784	7,611	384	14,372	1,730	40,028	2,573
Amortization of acquired unfavorable contract backlog	–	–	(6,035)	(29,367)	(74,784)	–	–	–	–
Adjusted EBITDA[1]	$1,384,704	$1,745,806	$754,284	$576,608	$424,085	$352,221	$235,822	$305,237	$309,268
Sustaining capital expenditures and disbursements to stakeholders									
Sustaining capital expenditures (depreciation and amortization used as proxy)	218,830	175,024	167,613	165,749	158,652	131,508	124,490	127,111	135,559
Interest expense	40,127	50,709	51,904	61,837	71,373	40,957	44,151	62,121	76,456
Cash income taxes	199,883	229,316	140,950	44,499	7,977	7,198	30,963	50,201	61,000
Dividends	74,936	67,749	57,766	57,056	56,537	56,076	55,514	55,342	55,945
Less: Equity Compensation	(60,529)	(46,978)	(43,677)	(31,850)	(25,106)	(24,038)	(21,469)	(26,355)	(24,484)
Total capital expenditures and disbursements to stakeholders	$473,247	$475,820	$374,556	$297,291	$269,433	$211,701	$233,649	$268,420	$304,476
Adjusted EBITDA less capital expenditures and disbursements to stakeholders[1]	$911,457	$1,269,986	$379,728	$279,317	$154,652	$140,520	$2,173	$36,817	$4,792

[1] See page 28 for definitions of non-GAAP measures

Q4 FY23 Supplemental Slides
October 12, 2023 26

Net Debt to Adjusted EBITDA and Net Debt to Capitalization

Figures in thousand $	3 MONTHS ENDED 8/31/2023	5/31/2023	2/28/2023	11/30/2022	8/31/2022	5/31/2022	2/28/2022	11/30/2021	8/31/2021	5/31/2021	2/28/2021	11/30/2020	8/31/2020	5/31/2020	2/29/2020	11/30/2019	8/31/2019	5/31/2019
Long-term debt	$1,114,284	$1,102,883	$1,099,728	$1,093,146	$1,113,249	$1,115,478	$1,445,755	$1,007,801	$1,015,415	$1,020,129	$1,011,035	$1,064,893	$1,065,536	$1,153,800	$1,144,573	$1,179,443	$1,227,214	$1,306,863
Current maturities of long-term debt and short-term borrowings	40,513	56,222	264,762	239,406	388,796	423,091	27,554	56,896	54,366	56,735	22,777	20,701	18,149	17,271	22,715	13,717	17,439	54,895
Total debt	$1,154,797	$1,159,105	$1,364,490	$1,332,552	$1,502,045	$1,538,569	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758
Less: Cash and cash equivalents	592,332	475,489	603,966	582,069	672,596	410,265	846,587	415,055	497,745	443,120	367,347	465,162	542,103	462,110	232,442	224,797	192,461	120,315
Net debt[1]	$562,465	$683,616	$760,524	$750,483	$829,449	$1,128,304	$626,722	$649,642	$572,036	$633,744	$666,465	$620,432	$541,582	$708,961	$934,846	$968,363	$1,052,192	$1,241,443
Earnings from continuing operations	$184,166	$233,971	$179,849	$261,774	$288,630	$312,429	$383,314	$232,889	$152,313	$130,408	$66,233	$63,911	$67,782	$64,169	$63,596	$82,755	$85,880	$78,551
Interest expense	8,259	8,878	9,945	13,045	14,230	13,433	12,011	11,035	11,659	11,965	14,021	14,259	13,962	15,409	15,888	16,578	17,702	18,513
Income taxes	53,742	76,099	55,641	76,725	49,991	92,590	126,432	28,872	40,444	38,175	20,941	21,593	18,495	23,804	22,845	27,332	16,826	29,105
Depreciation and amortization	61,302	55,129	51,216	51,183	49,081	43,583	41,134	41,226	42,437	41,804	41,573	41,799	41,654	41,765	41,389	40,941	41,050	41,181
Asset impairments	3,734	1	36	9	453	3,245	1,228	–	2,439	277	474	3,594	1,098	5,983	–	530	369	15
Amortization of acquired unfavorable contract backlog	–	–	–	–	–	–	–	–	(1,495)	(1,508)	(1,509)	(1,523)	(10,691)	(4,348)	(5,997)	(8,331)	(16,582)	(23,394)
Adjusted EBITDA from continuing operations[1]	$311,203	$374,078	$296,687	$402,736	$402,385	$465,280	$564,119	$314,022	$247,797	$221,121	$141,733	$143,633	$132,300	$146,782	$137,721	$159,805	$145,245	$143,971
Trailing 12 month adjusted EBITDA from continuing operations	$1,384,704	$1,475,886	$1,567,088	$1,834,520	$1,745,806	$1,591,218	$1,347,059	$924,673	$754,284	$638,787	$564,448	$560,436	$576,608	$589,553	$586,742			
Total debt	$1,154,797	$1,159,105	$1,364,490	$1,332,552	$1,502,045	$1,538,569	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758
Total stockholders' equity	4,121,114	4,023,625	3,783,193	3,584,235	3,286,429	3,142,169	2,869,947	2,486,189	2,295,109	2,156,597	2,009,492	1,934,899	1,889,413	1,800,662	1,758,055	1,701,697	1,624,057	1,564,195
Total capitalization	$5,275,911	$5,182,730	$5,147,683	$4,916,787	$4,788,474	$4,680,738	$4,343,256	$3,550,886	$3,364,890	$3,233,461	$3,043,304	$3,020,493	$2,973,098	$2,971,733	$2,925,343	$2,894,857	$2,868,710	$2,925,953
Net debt to trailing 12 month adjusted EBITDA from continuing operations	0.4x	0.5x	0.5x	0.4x	0.5x	0.7x	0.5x	0.7x	0.8x	1.0x	1.2x	1.1x	0.9x	1.2x	1.6x	1.9x		
Net debt to capitalization	11%	13%	15%	15%	17%	24%	14%	18%	17%	20%	22%	21%	18%	24%	32%	33%		

[1] See page 28 for definitions of non-GAAP measures

Q4 FY23 Supplemental Slides
October 12, 2023
27

28 Definitions for non-GAAP financial measures ADJUSTED EARNINGS Adjusted earnings is a non-GAAP financial measure that is equal to earnings before settlement for asset impairments, New Market Tax Credit transactions, acquisition and integration related costs and other, purchase accounting effect on inventory, and mill operational commissioning costs, including the estimated income tax effects thereof. Adjusted earnings should not be considered as an alternative to net earnings or any other performance measure derived in accordance with GAAP. However, we believe that adjusted earnings provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing core performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted earnings to evaluate our financial performance. Adjusted earnings may be inconsistent with similar measures presented by other companies. Adjusted earnings per diluted share (or adjusted EPS) is defined as adjusted earnings on a diluted per share basis. CORE EBITDA Core EBITDA is the sum of net earnings before interest expense and income taxes. It also excludes recurring non-cash charges for depreciation and amortization, asset impairments, and amortization of acquired unfavorable contract backlog. Core EBITDA also excludes debt extinguishment costs, settlement for New Market Tax Credit transactions, non-cash equity compensation, certain gains on sale of assets, certain facility closure costs, acquisition settlement costs, labor cost government refunds, acquisition and integration related costs, mill operational commissioning costs, CMC Steel Oklahoma incentives, severance, and purchase accounting effect on inventory. Core EBITDA should not be considered an alternative to earnings (loss) from continuing operations or net earnings (loss), or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. However, we believe that Core EBITDA provides relevant and useful information, which is often used by analysts, creditors and other interested parties in our industry as it allows: (i) comparison of our earnings to those of our competitors; (ii) a supplemental measure of our ongoing core performance; and (iii) the assessment of period-to-period performance trends. Additionally, Core EBITDA is the target benchmark for our annual and long-term cash incentive performance plans for management. Core EBITDA may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is the sum of the Company’s net earnings before interest expense, income taxes, depreciation and amortization expense, asset impairments, and amortization of acquired unfavorable contract backlog. Adjusted EBITDA should not be considered as an alternative to net earnings, or any other performance measure derived in accordance with GAAP. However, we believe that adjusted EBITDA provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted EBITDA to evaluate our financial performance. Adjusted EBITDA may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA LESS SUSTAINING CAPITAL EXPENDITURES AND DISBURSEMENTS TO STAKEHOLDERS Adjusted EBITDA less sustaining capital expenditures and disbursements to shareholders is defined as Adjusted EBITDA less depreciation and amortization (used as a proxy for sustaining capital expenditures) less interest expense, less cash income taxes less dividend payments plus stock-based compensation. NET DEBT Net debt is defined as total debt less cash and cash equivalents. RETURN ON INVESTED CAPITAL Return on Invested Capital is defined as: 1) after-tax operating profit divided by 2) total assets less cash & cash equivalents less non-interest-bearing liabilities. For annual measures, trailing 5-quarter averages are used for balance sheet figures. FREE CASH FLOW Free cash flow is defined as cash from operations less capital expenditures. Q4 FY23 Supplemental Slides October 12, 2023

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